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                                                                    EXHIBIT 3.1
                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "JAYMARK, INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF MARCH, A.D. 1997, AT 3 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                /s/ EDWARD J. FREEL
                                -------------------------------------------
                                Edward J. Freel, Secretary of State

2724516 8100                    AUTHENTICATION: 8357862
971071033                                 DATE: 03-04-97



                                [STATE OF DELAWARE SEAL]
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                          CERTIFICATE OF INCORPORATION

                                       OF

                                 JAYMARK, INC.

        FIRST: The name of the corporation (the "Corporation") is Jaymark, Inc.

        SECOND: The address of its registered office if the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

        FOURTH: The total number of shares of common stock which the corporation shall have authority to issue is one thousand (1,000), par value One-Tenth of One Cent ($0.001) per share.

        FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the board of directors of this Corporation. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot, unless the Corporation's bylaws so provide.

        SIXTH: The Corporation's board of directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation. The Corporation's stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Corporation.

        SEVENTH: The name and mailing address of the incorporator is:

                        David R. Young
                        Gray Cary Ware & Freidenrich
                        4365 Executive Drive, Suite 1600
                        San Diego, California 92121

        EIGHTH: To the fullest extent permitted by the Delaware General Corporation Law, a director of this Corporation shall not be liable to this Corporation or its stockholders for monetary damages for any breach of a fiduciary duty as a director. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Corporation Law, as so amended. Any repeal or
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modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of March 1997.

                                /s/ DAVID R. YOUNG
                                -----------------------------------------
                                David R. Young, Incorporator


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